CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100
AUSTIN, TEXAS 78729-1107
512-249-7000

306 WEST SEVENTH STREET, SUITE 302
FORT WORTH, TEXAS 76102-4987
817- 336-2461
www.cgaus.com

1000 LOUISIANA STREET, SUITE 1900
HOUSTON, TEXAS 77002-5008
713-651-9944

January 29, 2021

Mr. Hal Hogsett
Brigham Minerals, LLC
5914 W. Courtyard Dr., II Ste 200
Austin, Texas 78730

Re: Audit Summary
Brigham Minerals, LLC Interests
Various Oil & Gas Properties in CO, WY, OK, MT, ND, TX and NM
As of December 31, 2020

Pursuant to the Guidelines of the Securities and Exchange Commission for Reporting Corporate Reserves and Future Net Revenue

Dear Mr. Hogsett:

As requested, this letter was prepared on January 29, 2021 for Brigham Minerals, LLC ("Brigham") for the purpose of submitting our audit of your total proved, probable and possible reserves and forecasts of economics attributable to the above-captioned interests. We audited 100% of Brigham reserves, which are made up of certain Anadarko, Delaware, Denver-Julesburg ("DJ"), Midland and Williston Basin oil and gas properties located in the following states: Colorado, Wyoming, Oklahoma, Montana, North Dakota, Texas and New Mexico. This audit, effective December 31, 2020 and completed January 29, 2021, was prepared for the purpose of public disclosure by Brigham Minerals, LLC in filings made with the U.S. Securities and Exchange Commission ("SEC") in accordance with the disclosure requirements set forth in SEC regulations. This evaluation was prepared using constant prices and costs, and conforms to Item 1202(a)(8) of Regulation S-K and other rules of the Securities and Exchange Commission (SEC). A composite summary of the values prepared by Brigham by reserve category is presented below:

		Proved Developed Producing	Proved Developed Non-Prod	Proved Undeveloped	Total Proved	Probable Undeveloped	Possible Undeveloped
Net Reserves							
Oil	- Mbbl	7,788.3	1,614.4	3,796.7	13,199.3	20,096.1	12,356.4
Gas	- MMcf	27,135.7	4,737.6	11,770.6	43,644.0	85,476.9	32,637.8
NGL	- Mbbl	2,876.6	549.8	1,163.9	4,590.2	9,417.3	4,474.9
MBOE/6	- Mbbl	15,187.5	2,953.8	6,922.4	25,063.5	43,759.6	22,270.9
Future Revenue							
Oil	- M$	282,744.0	58,999.6	138,110.0	479,853.8	731,181.3	452,156.1
Gas	- M$	28,189.0	4,544.1	12,346.0	45,079.2	107,239.3	31,404.5
NGL	- M$	23,848.8	4,428.5	9,335.3	37,612.5	82,945.3	36,876.2
Severance Taxes	- M$	19,270.9	3,668.4	8,763.2	31,702.5	51,083.5	26,874.0
Ad Valorem Taxes	- M$	4,284.8	1,008.8	2,321.9	7,615.5	11,705.4	8,888.5
Operating Expenses	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Other Deductions	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Investments	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Future Net Cash Flow	- M$	311,226.1	63,295.0	148,706.3	523,227.6	858,576.4	484,674.7
Discounted @ 10% (Present Worth)	- M$	180,788.0	39,896.1	78,071.1	298,755.2	235,568.9	65,767.9

Brigham Minerals, LLC Interests January 29, 2021 Page 2 Proved Developed (“PD”) reserves are the summation of the Proved Developed Producing (“PDP”) and Proved Developed Non-Producing (“PDNP”) reserve estimates. Proved Developed reserves were estimated at 9,402.7 Mbbl oil, 31,873.3 MMcf gas and 3,426.4 Mbbl NGLs (or 18,141.3 MBOE/6). Of the Proved Developed reserves, 15,187.5 MBOE/6 were attributed to producing zones in existing wells and 2,953.8 MBOE/6 were attributed to zones in existing wells not producing. Probable Undeveloped (“PROB”) and Possible Undeveloped (“POSS”) reserves and values are shown in the prior table and represent 100% of the Probable and Possible reserves reported herein, as no Probable Developed or Possible Developed reserves were audited in this report. Future revenue was calculated prior to deducting state production taxes and ad valorem taxes; however, future net cash flow was calculated after deducting these taxes, future capital costs and operating expenses, but before federal income taxes. Future net cash flow has been discounted at an annual rate of ten (10) percent, in accordance with SEC guidelines, to determine its “present worth”. Present worth indicates the time value of money and should not be construed to represent an estimate of the fair market value of the properties. The oil reserves include oil and condensate. Oil and NGL volumes are expressed in barrels (42 U.S. gallons). Gas volumes are expressed in thousands of standard cubic feet (Mcf) at contract temperature and pressure base. BOE (barrels of oil equivalent) is expressed as oil and NGL volumes in barrels plus gas volumes in Mcf divided by six (6) to convert to barrels. Hydrocarbon Pricing The base SEC oil and gas prices calculated for December 31, 2020 were $39.57 per bbl and $2.00 per MMBtu respectively. As specified by the SEC, a company must use a 12-month average price, calculated as the unweighted arithmetic average of each first-day-of-the-month price within the 12-month period prior to the end of the reporting period. The base oil price is based upon WTI-Cushing spot prices (EIA) during 2020 and the base gas price is based upon Henry Hub spot prices (EIA) during 2020. Adjustments to oil and gas prices were applied based upon calculations derived from regional averages or provided by Brigham. Oil price differentials may include adjustments for basis differential, transportation and/or crude quality corrections. Gas price differentials include adjustments for basis differential and the BTU heating value of the gas. Gas shrinkage includes compression and processing losses, flaring and contract allocations. After these pricing adjustments, the net realized prices over the life of the proved properties was estimated to be $36.354 per bbl for oil, $1.033 per MCF for gas and $8.194 per bbl for NGLs. All economic factors were held constant in accordance with SEC guidelines. Expenses, Taxes and Investments Expenses: Routine lease operating expenses (“LOE”) were applied to all wells, and were derived from regional averages and operator assumptions. Although LOE is not paid by the mineral owner, it was applied in this evaluation to assist in proper economic limit determinations. Different LOE averages were applied to vertical and horizontal wells, although the vertical wells were not evaluated for this report. Expenses were not escalated in this report, as per SEC guidelines. Taxes: Oil and gas severance taxes were applied based on the respective state guidelines. No ad valorem taxes are assessed by Oklahoma, New Mexico, North Dakota or Montana. Investments: Drilling and completion costs (“capital”) were estimated by lateral length, based on the drilling unit acreage for each basin. Capital is not paid by the mineral owner and therefore not included in this evaluation. However, capital was used to assist in proper commerciality determinations of each new drill. Wells that did not meet minimum economic requirements were dropped from the analysis. Investments were not escalated in this report as per SEC guidelines.

Brigham Minerals, LLC Interests January 29, 2021 Page 3 Reserve Estimation Methods The methods employed in estimating reserves are industry standards and appropriate for this analysis. Reserves for proved developed producing wells were estimated using production performance methods for the vast majority of properties. Certain new producing properties with very little production history were forecast using a combination of production performance and analogy to similar production, both of which are considered to provide a relatively high degree of accuracy. Monthly production data from the various state commission web sites and other public data outlets were used in this evaluation, with data typically updated through October 2020. Non-producing reserve estimates, for both developed and undeveloped properties, were forecast using either volumetric or analogy methods, or a combination of both. These methods provide a relatively high degree of accuracy for predicting proved developed non-producing and undeveloped reserves for Brigham’s properties, due to the mature nature of their properties targeted for development and an abundance of subsurface control data. The assumptions, data, methods and procedures used herein are appropriate for the purpose served by this report. New drills on the Brigham acreage include planned (AFE’d) drills, wells currently drilling, permitted wells and/or wells expected to be drilled based on operator information or regional activity. For each new drill, a reserve category of PDNP, PUD, PROB, or POSS was assigned based upon the proximity to production and geologic control. Reserves for each location were assigned based on offset analogy to production, with preference given to modern completions. The drill schedules for each basin were determined based on spud and completion rates, proximity to drilling rig activity, well status, well reserve category, and gross estimated reserves within each basin. First, known completed and spud locations were developed in chronological order beginning September 1, 2020. The development schedule for these locations begins before the effective date of this report to more appropriately estimate the turn-in-line rate of these locations due to production data lag. Second, permitted locations were scheduled in chronological order regardless of reservoir category. Last, undeveloped wells were scheduled in order of decreasing gross estimated reserves, with PUD properties scheduled first, followed by PROB and then POSS properties. The drill schedules applied for each basin were found to be reasonable and appropriate for the purposes of this report SEC Conformance and Regulations The reserve classifications and the economic considerations used herein conform to the criteria of the SEC. The reserves and economics are predicated on regulatory agency classifications, rules, policies, laws, taxes and royalties currently in effect except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions which could affect the reserves and economics have not been considered. However, we do not anticipate nor are we aware of any legislative changes or restrictive regulatory actions that may impact the recovery of reserves. This audit includes 1,271 commercial proved undeveloped locations. Each of these drilling locations proposed as part of Brigham’s development plans conforms to the proved undeveloped standards as set forth by the SEC. In our opinion, the operators of these drills have indicated they have reasonably certain intent to complete this development plan within the next five (5) years. Furthermore, Brigham and the other operators have demonstrated through their actions that they have the proper company staffing, financial backing and prior development success to ensure this development plan will be fully executed. General Discussion The estimates and forecasts were based upon interpretations of data furnished by your office and available from our files. To some extent information from public records has been used to check and/or supplement these data. The basic engineering and geological data were subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. All

Brigham Minerals, LLC Interests January 29, 2021 Page 4 estimates represent our best judgment based on the data available at the time of preparation. Due to inherent uncertainties in future production rates, commodity prices and geologic conditions, it should be realized that the reserve estimates, the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts. An on-site field inspection of the properties has not been performed. The mechanical operation or condition of the wells and their related facilities have not been examined nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have not been included in this evaluation. Conclusion It should be understood that our audit and the development of our reserves forecasts do not constitute a complete reserve study of the oil and gas properties of Brigham. Furthermore, if in the course of our examination something came to our attention which brought into question the validity or sufficiency of any of such information or data, we did not rely on such information or data until we had satisfactorily resolved our questions relating thereto or independently verified such information or data. Please be advised that, based upon the foregoing, in our opinion the above-described estimates of Brigham’s Total Proved, Probable and Possible reserves and discounted cash flows are, in the aggregate and independently, reasonable within (+ or -) 5%, which supersedes the established audit tolerance guidelines of (+ or –) 10%. Also, these estimates have been prepared in accordance with generally accepted petroleum engineering and evaluation principles as set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information promulgated by the Society of Petroleum Engineers and as mandated by the SEC. Cawley, Gillespie & Associates, Inc. is a Texas Registered Engineering Firm (F-693), made up of independent registered professional engineers and geologists that have provided petroleum consulting services to the oil and gas industry for over 50 years. This evaluation was supervised by W. Todd Brooker, President at Cawley, Gillespie & Associates, Inc. and a State of Texas Licensed Professional Engineer (License #83462). We do not own an interest in the properties or Brigham Minerals, LLC and are not employed on a contingent basis. We have used all methods and procedures that we consider necessary under the circumstances to prepare this report. Our work- papers and related data utilized in the preparation of these estimates are available in our office. Yours very truly, CAWLEY, GILLESPIE & ASSOCIATES, INC. TEXAS REGISTERED ENGINEERING FIRM F-693 W. Todd Brooker, P. E. President

Table I - TP Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX and NM Total Proved Reserves As of December 31, 2020 SEC Pricing (Dec 31, 2020) WTI Cushing Oil $/STB Henry Hub Gas $/MMBTUYear 2021 39.57 2.00 Thereafter 0.0% 0.0% Cap 39.57 2.00 01/28/2021 15:16:48 Summary (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2021 235,531.2 938,367.8 73,514.4 1,513.876 4,841.446 501.299 36.207 1.045 8.285 12-2022 206,333.2 846,783.2 64,521.0 1,291.874 4,306.486 430.587 36.190 1.065 8.285 12-2023 187,279.1 776,993.8 61,276.5 1,263.974 4,151.392 440.616 36.375 1.030 8.205 12-2024 175,882.5 710,014.6 56,321.9 1,224.625 3,891.349 418.278 36.327 1.025 8.184 12-2025 151,491.1 619,177.1 48,163.7 1,014.046 3,365.577 340.999 36.226 1.049 8.167 12-2026 120,281.2 519,868.2 40,254.7 835.460 2,974.439 289.275 36.145 1.084 8.222 12-2027 99,002.5 439,813.2 34,355.2 678.821 2,438.983 245.371 36.284 1.064 8.213 12-2028 85,752.5 384,025.9 30,233.1 588.447 2,096.871 215.238 36.334 1.051 8.204 12-2029 75,932.3 340,947.2 26,992.2 521.845 1,843.372 191.997 36.364 1.041 8.198 12-2030 68,115.4 305,571.7 24,365.2 469.909 1,640.958 173.338 36.389 1.033 8.190 12-2031 61,603.3 275,581.0 22,099.7 426.746 1,478.689 157.639 36.414 1.026 8.182 12-2032 55,887.6 249,172.5 20,051.2 388.947 1,336.230 143.084 36.438 1.018 8.169 12-2033 50,801.9 224,981.0 18,187.5 354.877 1,205.603 129.900 36.464 1.010 8.157 12-2034 46,161.5 203,363.5 16,484.8 322.918 1,085.447 117.663 36.497 1.001 8.141 12-2035 41,950.8 182,862.9 14,864.2 294.195 973.730 105.943 36.525 0.994 8.132 12-2036 37,956.7 163,992.3 13,355.8 267.827 870.146 95.064 36.546 0.990 8.122 12-2037 34,215.8 146,466.5 11,998.0 242.676 772.402 85.310 36.570 0.983 8.116 12-2038 30,843.8 130,661.8 10,752.7 218.748 683.833 76.366 36.604 0.973 8.100 12-2039 27,551.1 115,437.0 9,553.9 196.282 607.253 67.915 36.619 0.969 8.087 S Tot 1,792,573.2 7,574,081.5 597,345.9 12,116.092 40,564.211 4,225.882 36.323 1.038 8.204 After 144,585.5 570,299.2 48,465.2 1,083.215 3,079.760 364.338 36.709 0.967 8.083 Total 1,937,158.8 8,144,381.0 645,811.1 13,199.307 43,643.973 4,590.220 36.354 1.033 8.194 Cum 1,202,086.1 4,311,359.5 0.0 Ult 3,139,245.0 12,455,741.0 645,810.9 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2021 54,812.938 5,059.815 4,153.470 0.000 0.000 64,026.090 3,522.067 882.382 0.000 12-2022 46,752.984 4,586.604 3,567.451 0.000 0.113 54,907.152 3,005.166 778.126 0.000 12-2023 45,977.234 4,274.013 3,615.475 0.000 0.000 53,866.684 2,947.076 730.915 0.000 12-2024 44,486.473 3,988.181 3,423.021 0.000 0.041 51,897.715 2,896.065 730.381 0.000 12-2025 36,734.895 3,531.365 2,784.853 0.000 0.000 43,051.113 2,431.526 630.645 0.000 12-2026 30,198.076 3,224.746 2,378.444 0.000 0.115 35,801.379 2,034.903 565.206 0.000 12-2027 24,630.129 2,594.066 2,015.279 0.000 0.000 29,239.469 1,679.026 421.707 0.000 12-2028 21,380.467 2,203.503 1,765.866 0.000 0.066 25,349.902 1,460.382 352.917 0.000 12-2029 18,976.562 1,919.200 1,573.951 0.000 0.000 22,469.648 1,294.919 305.945 0.000 12-2030 17,099.754 1,695.251 1,419.622 0.000 0.000 20,214.639 1,164.591 270.779 0.000 12-2031 15,539.385 1,516.935 1,289.835 0.000 0.038 18,346.193 1,056.650 241.737 0.000 12-2032 14,172.310 1,360.359 1,168.831 0.000 0.000 16,701.520 961.241 216.955 0.000 12-2033 12,940.176 1,217.621 1,059.653 0.000 0.050 15,217.500 875.372 194.262 0.000 12-2034 11,785.620 1,086.540 957.919 0.000 0.000 13,830.071 795.227 172.479 0.000 12-2035 10,745.493 968.207 861.548 0.000 0.000 12,575.259 721.968 154.399 0.000 12-2036 9,787.877 861.521 772.124 0.000 0.000 11,421.504 654.952 138.447 0.000 12-2037 8,874.619 758.986 692.348 0.000 0.000 10,325.984 592.045 122.399 0.000 12-2038 8,007.000 665.389 618.553 0.000 0.000 9,290.957 532.765 106.703 0.000 12-2039 7,187.641 588.177 549.239 0.000 0.000 8,325.058 476.946 94.704 0.000 S Tot 440,089.719 42,100.480 34,667.484 0.000 0.242 516,857.750 29,102.893 7,111.089 0.000 After 39,764.031 2,978.680 2,945.046 0.000 0.000 45,687.777 2,599.654 504.445 0.000 Total 479,853.750 45,079.160 37,612.531 0.000 0.257 562,545.562 31,702.547 7,615.535 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2021 0.000 6168 0.0 0.000 0.000 0.000 0.000 59,621.777 59,621.777 56,916.727 12-2022 0.000 6396 0.0 0.000 0.000 0.000 0.000 51,123.738 110,745.523 101,265.695 12-2023 0.000 6568 0.0 0.000 0.000 0.000 0.000 50,188.871 160,934.406 140,850.312 12-2024 0.000 6806 0.0 0.000 0.000 0.000 0.000 48,271.305 209,205.703 175,460.062 12-2025 0.000 6782 0.0 0.000 0.000 0.000 0.000 39,988.938 249,194.625 201,544.344 12-2026 0.000 6621 0.0 0.000 0.000 0.000 0.000 33,201.160 282,395.781 221,247.047 12-2027 0.000 6465 0.0 0.000 0.000 0.000 0.000 27,138.676 309,534.469 235,877.422 12-2028 0.000 6285 0.0 0.000 0.000 0.000 0.000 23,536.570 333,071.031 247,409.250 12-2029 0.000 6115 0.0 0.000 0.000 0.000 0.000 20,868.832 353,939.875 256,703.375 12-2030 0.000 5949 0.0 0.000 0.000 0.000 0.000 18,779.281 372,719.156 264,305.781 12-2031 0.000 5761 0.0 0.000 0.000 0.000 0.000 17,047.742 389,766.906 270,579.625 12-2032 0.000 5551 0.0 0.000 0.000 0.000 0.000 15,523.292 405,290.219 275,772.969 12-2033 0.000 5336 0.0 0.000 0.000 0.000 0.000 14,147.839 419,438.062 280,075.906 12-2034 0.000 5091 0.0 0.000 0.000 0.000 0.000 12,862.392 432,300.438 283,632.406 12-2035 0.000 4846 0.0 0.000 0.000 0.000 0.000 11,698.875 443,999.312 286,572.969 12-2036 0.000 4597 0.0 0.000 0.000 0.000 0.000 10,628.128 454,627.469 289,001.625 12-2037 0.000 4334 0.0 0.000 0.000 0.000 0.000 9,611.524 464,238.969 290,998.375 12-2038 0.000 4089 0.0 0.000 0.000 0.000 0.000 8,651.474 472,890.469 292,632.344 12-2039 0.000 3837 0.0 0.000 0.000 0.000 0.000 7,753.406 480,643.875 293,963.656 S Tot 0.000 0.000 0.000 0.000 0.000 480,643.875 480,643.875 293,963.656 After 0.000 0.000 0.000 0.000 0.000 42,583.695 523,227.594 298,755.156 Total 0.000 0.000 0.000 0.000 0.000 523,227.594 523,227.594 298,755.156 Percent Cum. Disc.______________________ 8.00 326,157.781 10.00 298,755.031 12.00 275,928.750 14.00 256,635.188 16.00 240,116.312 18.00 225,815.094______________________ 12 Months in first year 59.000 Year Life (01/2080)

Table I - PDP Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX and NM Proved Developed Producing Reserves As of December 31, 2020 SEC Pricing (Dec 31, 2020) WTI Cushing Oil $/STB Henry Hub Gas $/MMBTUYear 2021 39.57 2.00 Thereafter 0.0% 0.0% Cap 39.57 2.00 01/28/2021 15:23:48 Summary (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2021 171,827.5 787,506.7 59,841.6 1,213.794 4,215.557 420.112 36.120 1.074 8.350 12-2022 120,940.0 586,272.9 44,838.1 844.052 3,121.329 311.644 36.164 1.076 8.346 12-2023 95,812.0 473,035.6 36,387.7 665.917 2,492.430 251.311 36.192 1.069 8.334 12-2024 79,952.5 396,411.0 30,732.4 554.421 2,064.546 210.927 36.216 1.060 8.322 12-2025 68,735.7 340,924.3 26,643.8 475.845 1,758.716 182.569 36.242 1.056 8.313 12-2026 60,341.9 299,835.6 23,521.2 418.487 1,543.151 160.950 36.263 1.050 8.305 12-2027 53,609.8 265,975.5 20,979.9 372.454 1,361.686 143.221 36.282 1.046 8.305 12-2028 48,180.2 237,789.6 18,906.2 336.146 1,212.239 129.015 36.303 1.039 8.296 12-2029 43,597.1 213,939.4 17,117.4 304.958 1,085.511 116.898 36.320 1.032 8.292 12-2030 39,586.9 192,821.0 15,562.8 278.630 975.105 106.525 36.341 1.024 8.281 12-2031 36,051.2 174,536.9 14,146.8 255.438 886.888 97.450 36.361 1.019 8.273 12-2032 32,699.6 157,243.4 12,793.5 233.466 800.796 88.239 36.384 1.010 8.259 12-2033 29,600.7 140,955.7 11,545.4 212.823 718.178 79.605 36.411 1.002 8.248 12-2034 26,774.9 126,788.6 10,429.8 194.228 648.246 72.338 36.438 0.996 8.244 12-2035 24,171.8 113,223.6 9,366.8 176.998 582.777 65.622 36.466 0.987 8.239 12-2036 21,681.9 100,976.2 8,373.5 161.100 523.565 59.154 36.489 0.982 8.226 12-2037 19,421.4 90,060.4 7,495.3 146.154 468.588 52.968 36.510 0.980 8.214 12-2038 17,303.1 79,773.2 6,670.9 131.154 416.284 47.301 36.539 0.977 8.206 12-2039 15,345.2 69,845.1 5,882.0 117.524 366.775 41.906 36.566 0.966 8.187 S Tot 1,005,633.2 4,847,915.0 381,235.2 7,093.587 25,242.367 2,637.757 36.265 1.046 8.305 After 85,171.9 352,121.6 31,121.9 694.689 1,893.362 238.802 36.695 0.942 8.137 Total 1,090,805.2 5,200,036.5 412,357.2 7,788.276 27,135.730 2,876.559 36.304 1.039 8.291 Cum 1,201,120.2 4,309,323.5 0.0 Ult 2,291,925.8 9,509,360.0 412,357.2 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2021 43,842.301 4,527.729 3,508.059 0.000 0.000 51,877.906 2,877.158 720.115 0.000 12-2022 30,524.053 3,359.613 2,600.983 0.000 0.096 36,484.742 2,017.987 499.554 0.000 12-2023 24,100.674 2,663.858 2,094.408 0.000 0.068 28,859.008 1,638.917 390.021 0.000 12-2024 20,078.982 2,187.979 1,755.309 0.000 0.000 24,022.254 1,419.740 319.951 0.000 12-2025 17,245.463 1,856.821 1,517.674 0.000 0.000 20,619.953 1,218.561 269.847 0.000 12-2026 15,175.386 1,620.571 1,336.622 0.000 0.000 18,132.582 1,071.136 234.231 0.000 12-2027 13,513.219 1,424.507 1,189.408 0.000 0.000 16,127.135 951.884 206.190 0.000 12-2028 12,203.018 1,259.548 1,070.365 0.000 0.000 14,532.910 856.906 183.616 0.000 12-2029 11,076.045 1,120.010 969.270 0.000 0.000 13,165.332 775.771 164.559 0.000 12-2030 10,125.632 998.488 882.176 0.000 0.000 12,006.314 706.739 148.359 0.000 12-2031 9,288.045 903.409 806.167 0.000 0.000 10,997.644 646.721 134.356 0.000 12-2032 8,494.475 809.176 728.728 0.000 0.000 10,032.401 589.189 121.130 0.000 12-2033 7,749.077 719.280 656.611 0.000 0.000 9,124.962 535.433 108.210 0.000 12-2034 7,077.187 645.339 596.345 0.000 0.000 8,318.859 487.105 97.769 0.000 12-2035 6,454.484 575.318 540.683 0.000 0.000 7,570.488 441.754 88.570 0.000 12-2036 5,878.467 513.900 486.585 0.000 0.000 6,878.950 400.394 80.033 0.000 12-2037 5,336.048 459.119 435.096 0.000 0.000 6,230.275 361.971 71.859 0.000 12-2038 4,792.271 406.750 388.150 0.000 0.000 5,587.170 324.245 63.231 0.000 12-2039 4,297.374 354.407 343.075 0.000 0.000 4,994.858 289.093 56.032 0.000 S Tot 257,252.203 26,405.824 21,905.715 0.000 0.000 305,563.750 17,610.703 3,957.633 0.000 After 25,491.828 1,783.203 1,943.097 0.000 0.000 29,218.133 1,660.230 327.209 0.000 Total 282,744.031 28,189.025 23,848.811 0.000 0.000 334,781.875 19,270.934 4,284.841 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2021 0.000 5484 0.0 0.000 0.000 0.000 0.000 48,280.785 48,280.785 46,218.523 12-2022 0.000 5349 0.0 0.000 0.000 0.000 0.000 33,967.152 82,247.938 75,734.352 12-2023 0.000 5186 0.0 0.000 0.000 0.000 0.000 26,830.088 109,078.023 96,918.984 12-2024 0.000 5019 0.0 0.000 0.000 0.000 0.000 22,282.578 131,360.594 112,907.703 12-2025 0.000 4844 0.0 0.000 0.000 0.000 0.000 19,131.465 150,492.062 125,384.914 12-2026 0.000 4676 0.0 0.000 0.000 0.000 0.000 16,827.182 167,319.250 135,360.266 12-2027 0.000 4520 0.0 0.000 0.000 0.000 0.000 14,969.068 182,288.312 143,426.891 12-2028 0.000 4351 0.0 0.000 0.000 0.000 0.000 13,492.395 195,780.719 150,036.078 12-2029 0.000 4188 0.0 0.000 0.000 0.000 0.000 12,225.003 208,005.734 155,479.922 12-2030 0.000 4033 0.0 0.000 0.000 0.000 0.000 11,151.213 219,156.938 159,993.844 12-2031 0.000 3856 0.0 0.000 0.000 0.000 0.000 10,216.521 229,373.469 163,753.500 12-2032 0.000 3671 0.0 0.000 0.000 0.000 0.000 9,322.079 238,695.547 166,872.281 12-2033 0.000 3464 0.0 0.000 0.000 0.000 0.000 8,481.317 247,176.859 169,451.781 12-2034 0.000 3261 0.0 0.000 0.000 0.000 0.000 7,733.985 254,910.844 171,590.156 12-2035 0.000 3069 0.0 0.000 0.000 0.000 0.000 7,040.162 261,951.016 173,359.719 12-2036 0.000 2869 0.0 0.000 0.000 0.000 0.000 6,398.526 268,349.531 174,821.875 12-2037 0.000 2668 0.0 0.000 0.000 0.000 0.000 5,796.446 274,145.969 176,026.031 12-2038 0.000 2479 0.0 0.000 0.000 0.000 0.000 5,199.694 279,345.656 177,008.109 12-2039 0.000 2279 0.0 0.000 0.000 0.000 0.000 4,649.735 283,995.406 177,806.531 S Tot 0.000 0.000 0.000 0.000 0.000 283,995.406 283,995.406 177,806.531 After 0.000 0.000 0.000 0.000 0.000 27,230.703 311,226.125 180,788.047 Total 0.000 0.000 0.000 0.000 0.000 311,226.125 311,226.125 180,788.047 Percent Cum. Disc.______________________ 8.00 196,389.531 10.00 180,787.641 12.00 167,866.594 14.00 156,997.125 16.00 147,728.281 18.00 139,729.094______________________ 12 Months in first year 59.000 Year Life (01/2080)

Table I - PDNP Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX and NM Proved Developed Non-Producing Reserves As of December 31, 2020 SEC Pricing (Dec 31, 2020) WTI Cushing Oil $/STB Henry Hub Gas $/MMBTUYear 2021 39.57 2.00 Thereafter 0.0% 0.0% Cap 39.57 2.00 01/28/2021 15:24:49 Summary (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2021 62,308.9 147,044.8 13,437.1 293.528 614.528 80.215 36.570 0.849 7.948 12-2022 52,388.3 161,604.3 13,382.1 277.008 771.798 86.665 36.227 1.013 8.153 12-2023 29,774.0 104,528.4 8,691.7 158.220 506.023 56.682 36.406 1.019 8.163 12-2024 21,416.5 77,679.3 6,496.4 113.982 373.066 42.036 36.498 1.003 8.125 12-2025 16,941.0 62,246.0 5,217.8 90.604 299.006 33.810 36.543 0.993 8.103 12-2026 14,110.0 52,294.4 4,392.7 75.815 251.161 28.474 36.571 0.986 8.087 12-2027 12,130.0 45,203.8 3,812.9 65.470 217.102 24.707 36.594 0.979 8.075 12-2028 10,666.4 39,892.6 3,378.3 57.801 191.607 21.890 36.612 0.973 8.065 12-2029 9,511.2 35,489.7 3,007.5 51.734 170.760 19.545 36.635 0.964 8.044 12-2030 8,612.0 32,163.3 2,734.4 46.975 154.664 17.764 36.649 0.960 8.037 12-2031 7,823.4 28,804.7 2,502.5 42.661 137.141 16.154 36.686 0.938 8.022 12-2032 7,174.6 26,238.3 2,294.8 39.088 124.327 14.727 36.724 0.924 7.994 12-2033 6,613.9 24,056.6 2,102.2 36.226 115.040 13.638 36.729 0.922 7.989 12-2034 6,065.9 21,857.7 1,912.1 33.310 105.364 12.511 36.748 0.914 7.969 12-2035 5,536.5 19,664.1 1,727.7 30.527 95.185 11.449 36.774 0.897 7.948 12-2036 5,041.9 17,697.7 1,563.3 27.382 83.055 10.066 36.805 0.882 7.928 12-2037 4,615.2 16,153.2 1,431.3 24.894 75.058 9.042 36.815 0.887 7.948 12-2038 4,217.7 14,524.7 1,277.9 22.858 67.959 8.107 36.814 0.895 7.955 12-2039 3,780.5 12,878.2 1,123.1 20.207 59.431 6.915 36.815 0.907 7.950 S Tot 288,727.9 940,021.9 80,485.7 1,508.289 4,412.275 514.394 36.524 0.960 8.061 After 18,074.8 64,483.2 5,223.0 106.062 325.332 35.400 36.867 0.947 7.961 Total 306,802.7 1,004,505.1 85,708.7 1,614.351 4,737.606 549.794 36.547 0.959 8.055 Cum 965.8 2,036.1 0.0 Ult 307,768.5 1,006,541.2 85,708.7 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2021 10,734.238 521.736 637.562 0.000 0.000 11,893.554 630.063 159.695 0.000 12-2022 10,035.153 781.855 706.584 0.000 0.000 11,523.592 601.732 209.835 0.000 12-2023 5,760.182 515.827 462.668 0.000 0.000 6,738.668 353.328 112.788 0.000 12-2024 4,160.131 374.177 341.535 0.000 0.000 4,875.846 262.712 77.182 0.000 12-2025 3,310.903 296.913 273.942 0.000 0.000 3,881.761 213.363 59.756 0.000 12-2026 2,772.635 247.587 230.263 0.000 0.000 3,250.481 178.747 49.153 0.000 12-2027 2,395.794 212.571 199.495 0.000 0.000 2,807.857 154.451 41.850 0.000 12-2028 2,116.198 186.478 176.538 0.000 0.000 2,479.217 136.397 36.516 0.000 12-2029 1,895.296 164.691 157.216 0.000 0.000 2,217.203 122.033 32.082 0.000 12-2030 1,721.572 148.403 142.764 0.000 0.000 2,012.739 110.792 28.855 0.000 12-2031 1,565.056 128.682 129.590 0.000 0.000 1,823.326 100.477 25.281 0.000 12-2032 1,435.445 114.878 117.719 0.000 0.000 1,668.042 92.004 22.402 0.000 12-2033 1,330.550 106.038 108.956 0.000 0.000 1,545.545 85.258 20.660 0.000 12-2034 1,224.080 96.298 99.700 0.000 0.000 1,420.076 78.433 18.600 0.000 12-2035 1,122.593 85.419 90.996 0.000 0.000 1,299.008 71.872 16.500 0.000 12-2036 1,007.784 73.260 79.797 0.000 0.000 1,160.843 64.459 14.047 0.000 12-2037 916.471 66.604 71.870 0.000 0.000 1,054.946 58.597 12.641 0.000 12-2038 841.482 60.836 64.492 0.000 0.000 966.809 53.721 11.528 0.000 12-2039 743.917 53.932 54.972 0.000 0.000 852.823 47.415 10.063 0.000 S Tot 55,089.480 4,236.185 4,146.660 0.000 0.000 63,472.336 3,415.854 959.433 0.000 After 3,910.166 307.940 281.812 0.000 0.000 4,499.918 252.587 49.384 0.000 Total 58,999.645 4,544.125 4,428.472 0.000 0.000 67,972.258 3,668.440 1,008.817 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2021 0.000 645 0.0 0.000 0.000 0.000 0.000 11,103.797 11,103.797 10,481.071 12-2022 0.000 676 0.0 0.000 0.000 0.000 0.000 10,712.019 21,815.816 19,813.977 12-2023 0.000 676 0.0 0.000 0.000 0.000 0.000 6,272.563 28,088.381 24,773.939 12-2024 0.000 676 0.0 0.000 0.000 0.000 0.000 4,535.955 32,624.334 28,031.260 12-2025 0.000 676 0.0 0.000 0.000 0.000 0.000 3,608.641 36,232.977 30,385.848 12-2026 0.000 674 0.0 0.000 0.000 0.000 0.000 3,022.584 39,255.559 32,178.205 12-2027 0.000 674 0.0 0.000 0.000 0.000 0.000 2,611.562 41,867.125 33,585.785 12-2028 0.000 668 0.0 0.000 0.000 0.000 0.000 2,306.305 44,173.430 34,715.656 12-2029 0.000 662 0.0 0.000 0.000 0.000 0.000 2,063.089 46,236.516 35,634.398 12-2030 0.000 652 0.0 0.000 0.000 0.000 0.000 1,873.091 48,109.609 36,392.656 12-2031 0.000 645 0.0 0.000 0.000 0.000 0.000 1,697.569 49,807.176 37,017.422 12-2032 0.000 622 0.0 0.000 0.000 0.000 0.000 1,553.635 51,360.812 37,537.125 12-2033 0.000 615 0.0 0.000 0.000 0.000 0.000 1,439.628 52,800.441 37,974.922 12-2034 0.000 598 0.0 0.000 0.000 0.000 0.000 1,323.042 54,123.484 38,340.707 12-2035 0.000 571 0.0 0.000 0.000 0.000 0.000 1,210.635 55,334.121 38,645.039 12-2036 0.000 549 0.0 0.000 0.000 0.000 0.000 1,082.337 56,416.457 38,892.391 12-2037 0.000 526 0.0 0.000 0.000 0.000 0.000 983.708 57,400.164 39,096.711 12-2038 0.000 515 0.0 0.000 0.000 0.000 0.000 901.560 58,301.723 39,266.961 12-2039 0.000 498 0.0 0.000 0.000 0.000 0.000 795.344 59,097.066 39,403.555 S Tot 0.000 0.000 0.000 0.000 0.000 59,097.066 59,097.066 39,403.555 After 0.000 0.000 0.000 0.000 0.000 4,197.946 63,295.008 39,896.070 Total 0.000 0.000 0.000 0.000 0.000 63,295.016 63,295.008 39,896.070 Percent Cum. Disc.______________________ 8.00 42,823.680 10.00 39,896.055 12.00 37,432.793 14.00 35,329.238 16.00 33,509.289 18.00 31,916.732______________________ 12 Months in first year 39.833 Year Life (10/2060)

Table I - PUD Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX and NM Proved Undeveloped Reserves As of December 31, 2020 SEC Pricing (Dec 31, 2020) WTI Cushing Oil $/STB Henry Hub Gas $/MMBTUYear 2021 39.57 2.00 Thereafter 0.0% 0.0% Cap 39.57 2.00 01/28/2021 15:26:53 Summary (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2021 1,394.9 3,816.9 235.8 6.553 11.362 0.972 36.077 0.911 8.076 12-2022 33,004.6 98,905.9 6,300.7 170.815 413.359 32.278 36.260 1.077 8.052 12-2023 61,693.1 199,428.5 16,197.1 439.837 1,152.938 132.624 36.642 0.949 7.980 12-2024 74,513.6 235,924.6 19,093.2 556.223 1,453.741 165.315 36.402 0.981 8.022 12-2025 65,814.5 216,006.8 16,302.1 447.599 1,307.846 124.621 36.145 1.053 7.970 12-2026 45,829.4 167,737.5 12,340.9 341.159 1,180.126 99.851 35.907 1.150 8.128 12-2027 33,262.9 128,633.7 9,562.5 240.895 860.191 77.444 36.203 1.113 8.088 12-2028 26,906.0 106,344.0 7,948.6 194.500 693.023 64.333 36.305 1.093 8.067 12-2029 22,823.8 91,517.0 6,867.3 165.153 587.102 55.555 36.361 1.081 8.054 12-2030 19,916.5 80,586.8 6,067.9 144.304 511.189 49.049 36.399 1.073 8.047 12-2031 17,728.8 72,238.9 5,450.4 128.647 454.662 44.035 36.427 1.066 8.041 12-2032 16,013.4 65,690.9 4,963.0 116.393 411.109 40.118 36.449 1.061 8.036 12-2033 14,587.1 59,969.0 4,539.9 105.828 372.390 36.657 36.479 1.053 8.023 12-2034 13,320.6 54,717.3 4,143.0 95.381 331.835 32.814 36.531 1.039 7.981 12-2035 12,242.4 49,974.4 3,769.7 86.671 295.768 28.871 36.557 1.040 7.962 12-2036 11,233.0 45,318.5 3,419.0 79.345 263.526 25.844 36.570 1.041 7.961 12-2037 10,179.2 40,253.2 3,071.5 71.628 228.757 23.300 36.608 1.020 7.956 12-2038 9,323.0 36,363.7 2,803.9 64.737 199.590 20.958 36.660 0.991 7.916 12-2039 8,425.4 32,713.4 2,548.8 58.551 181.047 19.095 36.658 0.993 7.918 S Tot 498,212.3 1,786,140.9 135,625.3 3,514.219 10,909.563 1,073.734 36.352 1.050 8.024 After 41,338.9 153,694.5 12,120.3 282.465 861.064 90.135 36.684 1.031 7.990 Total 539,551.3 1,939,835.4 147,745.7 3,796.684 11,770.627 1,163.870 36.376 1.049 8.021 Cum 0.0 0.0 0.0 Ult 539,551.2 1,939,835.1 147,745.7 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2021 236.426 10.351 7.850 0.000 0.000 254.626 14.850 2.572 0.000 12-2022 6,193.773 445.132 259.884 0.000 0.000 6,898.783 385.448 68.738 0.000 12-2023 16,116.334 1,094.330 1,058.397 0.000 0.000 18,269.072 954.826 228.107 0.000 12-2024 20,247.379 1,426.031 1,326.186 0.000 0.000 22,999.619 1,213.613 333.247 0.000 12-2025 16,178.573 1,377.629 993.233 0.000 0.000 18,549.424 999.599 301.042 0.000 12-2026 12,250.095 1,356.589 811.562 0.000 0.000 14,418.261 785.024 281.821 0.000 12-2027 8,721.077 956.991 626.378 0.000 0.000 10,304.451 572.688 173.667 0.000 12-2028 7,061.259 757.475 518.964 0.000 0.000 8,337.713 467.080 132.785 0.000 12-2029 6,005.202 634.499 447.468 0.000 0.000 7,087.164 397.114 109.303 0.000 12-2030 5,252.535 548.362 394.685 0.000 0.000 6,195.587 347.060 93.564 0.000 12-2031 4,686.276 484.847 354.079 0.000 0.000 5,525.199 309.452 82.099 0.000 12-2032 4,242.369 436.305 322.384 0.000 0.000 5,001.065 280.048 73.424 0.000 12-2033 3,860.553 392.304 294.088 0.000 0.000 4,546.954 254.680 65.392 0.000 12-2034 3,484.357 344.903 261.874 0.000 0.000 4,091.136 229.690 56.110 0.000 12-2035 3,168.411 307.468 229.870 0.000 0.000 3,705.753 208.340 49.329 0.000 12-2036 2,901.618 274.360 205.743 0.000 0.000 3,381.718 190.100 44.367 0.000 12-2037 2,622.110 233.264 185.383 0.000 0.000 3,040.757 171.477 37.900 0.000 12-2038 2,373.249 197.802 165.911 0.000 0.000 2,736.965 154.800 31.945 0.000 12-2039 2,146.343 179.838 151.191 0.000 0.000 2,477.373 140.438 28.609 0.000 S Tot 127,747.938 11,458.480 8,615.128 0.000 0.072 147,821.594 8,076.326 2,194.022 0.000 After 10,362.044 887.537 720.141 0.000 0.000 11,969.728 686.836 127.853 0.000 Total 138,109.984 12,346.017 9,335.269 0.000 0.078 159,791.328 8,763.162 2,321.875 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2021 0.000 39 0.0 0.000 0.000 0.000 0.000 237.205 237.205 217.169 12-2022 0.000 371 0.0 0.000 0.000 0.000 0.000 6,444.604 6,681.808 5,717.445 12-2023 0.000 706 0.0 0.000 0.000 0.000 0.000 17,086.123 23,767.932 19,157.475 12-2024 0.000 1111 0.0 0.000 0.000 0.000 0.000 21,452.754 45,220.688 34,521.223 12-2025 0.000 1262 0.0 0.000 0.000 0.000 0.000 17,248.781 62,469.473 45,773.699 12-2026 0.000 1271 0.0 0.000 0.000 0.000 0.000 13,351.412 75,820.883 53,708.641 12-2027 0.000 1271 0.0 0.000 0.000 0.000 0.000 9,558.100 85,378.977 58,864.820 12-2028 0.000 1266 0.0 0.000 0.000 0.000 0.000 7,737.846 93,116.820 62,657.594 12-2029 0.000 1265 0.0 0.000 0.000 0.000 0.000 6,580.753 99,697.578 65,589.133 12-2030 0.000 1264 0.0 0.000 0.000 0.000 0.000 5,754.960 105,452.539 67,919.367 12-2031 0.000 1260 0.0 0.000 0.000 0.000 0.000 5,133.653 110,586.195 69,808.781 12-2032 0.000 1258 0.0 0.000 0.000 0.000 0.000 4,647.596 115,233.781 71,363.656 12-2033 0.000 1257 0.0 0.000 0.000 0.000 0.000 4,226.875 119,460.656 72,649.312 12-2034 0.000 1232 0.0 0.000 0.000 0.000 0.000 3,805.337 123,265.992 73,701.656 12-2035 0.000 1206 0.0 0.000 0.000 0.000 0.000 3,448.088 126,714.078 74,568.328 12-2036 0.000 1179 0.0 0.000 0.000 0.000 0.000 3,147.248 129,861.328 75,287.477 12-2037 0.000 1140 0.0 0.000 0.000 0.000 0.000 2,831.378 132,692.703 75,875.742 12-2038 0.000 1095 0.0 0.000 0.000 0.000 0.000 2,550.222 135,242.922 76,357.383 12-2039 0.000 1060 0.0 0.000 0.000 0.000 0.000 2,308.324 137,551.250 76,753.672 S Tot 0.000 0.000 0.000 0.000 0.000 137,551.250 137,551.250 76,753.672 After 0.000 0.000 0.000 0.000 0.000 11,155.035 148,706.281 78,071.125 Total 0.000 0.000 0.000 0.000 0.000 148,706.281 148,706.281 78,071.125 Percent Cum. Disc.______________________ 8.00 86,944.234 10.00 78,071.148 12.00 70,629.711 14.00 64,308.551 16.00 58,878.832 18.00 54,169.086______________________ 12 Months in first year 36.000 Year Life (01/2057)

Table I - PROB Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX and NM Probable Reserves As of December 31, 2020 SEC Pricing (Dec 31, 2020) WTI Cushing Oil $/STB Henry Hub Gas $/MMBTUYear 2021 39.57 2.00 Thereafter 0.0% 0.0% Cap 39.57 2.00 01/28/2021 15:38:27 Summary (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2021 366.0 857.6 76.0 3.529 5.353 0.778 36.928 0.694 7.886 12-2022 23,547.8 57,546.2 4,267.9 102.639 222.445 18.255 36.128 1.034 7.927 12-2023 43,294.6 109,951.2 7,995.7 181.356 445.313 31.335 35.943 1.206 7.982 12-2024 56,900.3 152,977.5 12,890.5 279.074 669.203 68.910 36.054 1.199 8.372 12-2025 84,081.1 317,095.1 25,347.2 474.772 1,650.402 160.360 36.596 1.083 8.384 12-2026 127,692.0 481,366.7 39,327.2 863.155 2,645.459 276.708 36.323 1.034 8.188 12-2027 141,574.3 553,811.1 44,017.7 966.360 3,304.174 322.982 36.087 1.095 8.267 12-2028 140,053.7 562,573.5 47,221.8 926.865 3,396.960 350.458 35.974 1.135 8.382 12-2029 140,683.3 567,116.1 47,675.1 961.732 3,568.578 362.588 36.054 1.116 8.299 12-2030 140,626.5 573,835.2 48,201.6 892.710 3,452.146 332.639 36.137 1.146 8.317 12-2031 136,587.4 599,469.7 50,498.7 972.757 3,834.389 407.457 36.165 1.152 8.428 12-2032 127,355.4 616,554.6 51,494.5 992.711 3,788.280 406.150 36.295 1.148 8.451 12-2033 123,827.3 587,083.4 49,001.3 1,035.478 3,777.500 391.528 36.374 1.148 8.409 12-2034 120,063.1 574,384.9 49,322.1 1,116.398 4,142.963 449.120 36.416 1.164 8.502 12-2035 120,519.4 539,741.9 47,117.9 1,110.952 3,946.453 439.194 36.311 1.176 8.568 12-2036 115,608.2 507,986.1 44,677.6 1,066.384 3,569.441 396.847 36.422 1.171 8.570 12-2037 100,520.4 465,370.3 40,860.3 924.883 3,215.078 355.969 36.530 1.169 8.570 12-2038 82,975.7 425,515.7 37,866.0 741.542 3,041.305 340.513 36.538 1.212 8.698 12-2039 72,747.2 393,874.7 35,719.0 621.168 2,708.336 308.763 36.558 1.215 8.723 S Tot 1,899,023.6 8,087,110.5 683,578.2 14,234.464 51,383.777 5,420.553 36.292 1.148 8.453 After 648,440.5 4,541,148.5 444,440.8 5,861.590 34,093.160 3,996.702 36.609 1.415 9.289 Total 2,547,464.2 12,628,259.0 1,128,019.0 20,096.055 85,476.938 9,417.255 36.384 1.255 8.808 Cum 0.0 0.0 0.0 Ult 2,547,464.2 12,628,258.0 1,128,018.8 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2021 130.307 3.716 6.136 0.000 0.000 140.159 7.091 1.790 0.000 12-2022 3,708.154 230.023 144.717 0.000 0.000 4,082.893 227.219 58.642 0.000 12-2023 6,518.505 536.949 250.120 0.000 0.000 7,305.572 394.315 125.638 0.000 12-2024 10,061.700 802.413 576.894 0.000 0.000 11,440.996 602.553 205.325 0.000 12-2025 17,374.986 1,787.585 1,344.512 0.000 0.000 20,507.080 1,061.070 307.123 0.000 12-2026 31,352.387 2,734.435 2,265.725 0.000 0.000 36,352.574 1,930.486 566.192 0.000 12-2027 34,873.215 3,619.715 2,670.250 0.000 0.087 41,163.270 2,230.565 680.611 0.000 12-2028 33,343.504 3,855.597 2,937.456 0.000 0.000 40,136.586 2,170.704 708.323 0.000 12-2029 34,674.293 3,984.015 3,009.173 0.000 0.000 41,667.461 2,258.613 715.687 0.000 12-2030 32,259.848 3,955.236 2,766.621 0.000 0.000 38,981.551 2,143.545 614.260 0.000 12-2031 35,179.879 4,415.711 3,433.918 0.000 0.000 43,029.527 2,380.410 677.817 0.000 12-2032 36,030.914 4,349.384 3,432.542 0.000 0.130 43,812.973 2,387.850 694.323 0.000 12-2033 37,664.617 4,336.476 3,292.438 0.000 0.000 45,293.496 2,433.045 714.122 0.000 12-2034 40,655.027 4,821.304 3,818.301 0.000 0.000 49,294.367 2,621.999 771.028 0.000 12-2035 40,339.855 4,640.505 3,763.108 0.000 0.000 48,743.453 2,591.354 812.651 0.000 12-2036 38,840.000 4,181.392 3,401.155 0.000 0.000 46,422.539 2,467.820 731.138 0.000 12-2037 33,785.754 3,758.636 3,050.818 0.000 0.000 40,595.117 2,178.149 589.614 0.000 12-2038 27,094.818 3,685.458 2,961.867 0.000 0.000 33,742.078 1,839.450 455.718 0.000 12-2039 22,708.527 3,291.726 2,693.319 0.000 0.000 28,693.408 1,584.941 379.490 0.000 S Tot 516,596.281 58,990.281 45,819.074 0.000 0.000 621,405.062 33,511.180 9,809.492 0.000 After 214,584.953 48,249.055 37,126.168 0.000 0.000 299,960.094 17,572.277 1,895.901 0.000 Total 731,181.250 107,239.336 82,945.250 0.000 0.000 921,365.125 51,083.457 11,705.393 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2021 0.000 13 0.0 0.000 0.000 0.000 0.000 131.278 131.278 119.828 12-2022 0.000 246 0.0 0.000 0.000 0.000 0.000 3,797.031 3,928.310 3,392.073 12-2023 0.000 523 0.0 0.000 0.000 0.000 0.000 6,785.628 10,713.938 8,712.130 12-2024 0.000 776 0.0 0.000 0.000 0.000 0.000 10,633.121 21,347.061 16,317.124 12-2025 0.000 1262 0.0 0.000 0.000 0.000 0.000 19,138.846 40,485.902 28,716.359 12-2026 0.000 1926 0.0 0.000 0.000 0.000 0.000 33,855.906 74,341.805 48,696.594 12-2027 0.000 2440 0.0 0.000 0.000 0.000 0.000 38,252.164 112,593.969 69,288.117 12-2028 0.000 2914 0.0 0.000 0.000 0.000 0.000 37,257.484 149,851.453 87,522.070 12-2029 0.000 3390 0.0 0.000 0.000 0.000 0.000 38,693.105 188,544.562 104,744.086 12-2030 0.000 3873 0.0 0.000 0.000 0.000 0.000 36,223.867 224,768.438 119,397.977 12-2031 0.000 4344 0.0 0.000 0.000 0.000 0.000 39,971.309 264,739.750 134,096.797 12-2032 0.000 4707 0.0 0.000 0.000 0.000 0.000 40,730.676 305,470.438 147,700.781 12-2033 0.000 5072 0.0 0.000 0.000 0.000 0.000 42,146.285 347,616.719 160,512.344 12-2034 0.000 5431 0.0 0.000 0.000 0.000 0.000 45,901.422 393,518.125 173,181.844 12-2035 0.000 5788 0.0 0.000 0.000 0.000 0.000 45,339.609 438,857.719 184,582.672 12-2036 0.000 6145 0.0 0.000 0.000 0.000 0.000 43,223.586 482,081.312 194,449.875 12-2037 0.000 6221 0.0 0.000 0.000 0.000 0.000 37,827.320 519,908.625 202,318.062 12-2038 0.000 6219 0.0 0.000 0.000 0.000 0.000 31,446.863 551,355.500 208,258.625 12-2039 0.000 6191 0.0 0.000 0.000 0.000 0.000 26,729.061 578,084.625 212,850.062 S Tot 0.000 0.000 0.000 0.000 0.000 578,084.625 578,084.625 212,850.062 After 0.000 0.000 0.000 0.000 0.000 280,491.719 858,576.375 235,568.922 Total 0.000 0.000 0.000 0.000 0.000 858,576.312 858,576.375 235,568.922 Percent Cum. Disc.______________________ 8.00 290,530.500 10.00 235,569.078 12.00 194,165.891 14.00 162,295.656 16.00 137,311.375 18.00 117,410.664______________________ 12 Months in first year 59.000 Year Life (01/2080)

Table I - POSS Composite Reserve Estimates and Economic Forecasts Brigham Minerals, LLC Interests Various Properties in CO, WY, OK, MT, ND, TX and NM Possible Reserves As of December 31, 2020 SEC Pricing (Dec 31, 2020) WTI Cushing Oil $/STB Henry Hub Gas $/MMBTUYear 2021 39.57 2.00 Thereafter 0.0% 0.0% Cap 39.57 2.00 01/28/2021 15:45:31 Summary (1) (2) (3) (4) (5) (6) (7) (8) (9) (10) Gross Oil Gross Gas Gross NGL Net Oil Net Gas Net NGL Avg Oil Avg Gas Avg NGL End Production Production Production Production Sales Production Price Price Price Mo-Year MBBLS MMCF MBBLS MBBLS MMCF MBBLS $/BBL $/MCF $/BBL 12-2021 172.0 404.5 22.0 7.145 7.137 1.190 37.159 0.604 7.740 12-2022 6,954.1 21,317.4 1,856.9 49.603 110.342 14.894 36.557 0.888 8.071 12-2023 10,103.1 31,958.8 2,638.2 54.454 185.565 19.858 34.670 1.199 8.533 12-2024 7,066.2 23,705.3 1,967.4 41.048 144.329 15.713 34.462 1.214 8.666 12-2025 7,890.6 41,543.2 3,813.7 39.047 180.077 21.040 34.304 1.358 9.122 12-2026 4,822.9 32,570.4 2,992.6 23.647 135.858 15.963 34.585 1.346 9.092 12-2027 16,500.7 39,932.4 3,805.9 92.422 167.650 22.203 36.718 1.017 8.392 12-2028 30,763.0 64,642.2 6,664.1 149.185 230.058 33.701 36.949 0.834 8.065 12-2029 33,643.2 68,853.1 7,224.9 221.637 296.197 45.648 37.044 0.748 7.934 12-2030 27,066.5 59,666.4 6,235.9 212.255 289.972 45.067 37.057 0.728 7.905 12-2031 18,409.1 45,468.8 4,693.2 132.515 211.033 32.323 37.011 0.751 7.936 12-2032 23,462.6 58,736.9 5,488.2 114.876 194.589 28.814 36.381 0.664 7.557 12-2033 26,237.5 65,277.8 6,488.9 118.093 198.672 30.519 35.513 0.540 6.807 12-2034 27,169.1 66,812.6 6,460.5 105.003 180.526 27.245 35.366 0.504 6.725 12-2035 22,562.0 56,307.5 5,510.8 84.652 149.673 22.734 35.626 0.538 6.924 12-2036 16,873.7 45,525.0 4,452.2 73.111 140.388 20.450 35.783 0.666 7.229 12-2037 36,523.9 126,990.2 12,106.0 320.380 765.622 97.061 36.017 1.035 8.217 12-2038 64,846.5 228,820.7 22,813.5 709.881 1,645.965 236.116 36.331 0.911 8.123 12-2039 72,384.0 237,172.1 24,039.7 666.652 1,701.649 253.487 36.411 0.868 8.067 S Tot 453,450.8 1,315,705.2 129,274.4 3,215.604 6,935.302 984.025 36.306 0.887 8.007 After 958,480.2 4,151,983.0 384,551.0 9,140.797 25,702.463 3,490.836 36.694 0.983 8.307 Total 1,411,931.1 5,467,688.5 513,825.4 12,356.401 32,637.764 4,474.861 36.593 0.962 8.241 Cum 0.0 0.0 0.0 Ult 1,411,931.0 5,467,689.5 513,825.4 (11) (12) (13) (14) (15) (16) (17) (18) (19) (20) Oil Gas NGL Hedge Other Total Production Ad Valorem End Revenue Revenue Revenue Revenue Revenue Revenue Taxes Taxes $/BOE6 Mo-Year M$ M$ M$ M$ M$ M$ M$ M$ 12-2021 265.514 4.312 9.210 0.000 0.000 279.037 13.236 4.353 0.000 12-2022 1,813.319 97.982 120.205 0.000 0.000 2,031.506 102.219 39.304 0.000 12-2023 1,887.897 222.488 169.443 0.000 0.000 2,279.829 130.096 65.028 0.000 12-2024 1,414.582 175.176 136.164 0.000 0.000 1,725.922 98.342 53.012 0.000 12-2025 1,339.464 244.596 191.931 0.000 0.000 1,775.990 95.813 64.685 0.000 12-2026 817.827 182.933 145.138 0.000 0.000 1,145.899 62.463 39.026 0.000 12-2027 3,393.501 170.509 186.336 0.000 0.000 3,750.344 183.514 72.217 0.000 12-2028 5,512.208 191.836 271.808 0.000 0.000 5,975.861 289.085 103.548 0.000 12-2029 8,210.239 221.572 362.156 0.000 0.000 8,793.965 422.208 145.548 0.000 12-2030 7,865.527 211.042 356.236 0.000 0.000 8,432.805 405.093 138.549 0.000 12-2031 4,904.562 158.520 256.513 0.000 0.000 5,319.592 257.702 88.869 0.000 12-2032 4,179.318 129.228 217.760 0.000 0.000 4,526.304 245.887 68.309 0.000 12-2033 4,193.840 107.184 207.751 0.000 0.000 4,508.775 283.693 56.136 0.000 12-2034 3,713.521 90.934 183.210 0.000 0.000 3,987.670 257.183 47.724 0.000 12-2035 3,015.823 80.477 157.400 0.000 0.000 3,253.695 201.335 41.646 0.000 12-2036 2,616.146 93.526 147.839 0.000 0.000 2,857.512 168.431 43.330 0.000 12-2037 11,539.204 792.544 797.579 0.000 0.000 13,129.326 671.357 278.698 0.000 12-2038 25,790.844 1,499.983 1,917.888 0.000 0.000 29,208.682 1,475.684 564.619 0.000 12-2039 24,273.721 1,476.619 2,044.853 0.000 0.126 27,795.318 1,426.902 539.389 0.000 S Tot 116,747.062 6,151.461 7,879.421 0.000 0.093 130,778.031 6,790.243 2,453.989 0.000 After 335,409.000 25,253.029 28,996.777 0.000 0.000 389,658.719 20,083.770 6,434.558 0.000 Total 452,156.062 31,404.492 36,876.199 0.000 0.085 520,436.750 26,874.012 8,888.546 0.000 (21) (22) (23) (24) (25) (26) (27) (28) (29) (30) (31) Operating Wells Workover 3rd Party Other Future Net Cumulative Cum.Cash Flow End Expense Gross Net Expense COPAS Deductions Investment Cash Flow Cash Flow Disc.@ 10.0% Mo-Year M$ Count M$ M$ M$ M$ M$ M$ M$ 12-2021 0.000 6 0.0 0.000 0.000 0.000 0.000 261.448 261.448 238.625 12-2022 0.000 73 0.0 0.000 0.000 0.000 0.000 1,889.984 2,151.431 1,879.595 12-2023 0.000 125 0.0 0.000 0.000 0.000 0.000 2,084.704 4,236.136 3,516.899 12-2024 0.000 132 0.0 0.000 0.000 0.000 0.000 1,574.569 5,810.704 4,648.412 12-2025 0.000 162 0.0 0.000 0.000 0.000 0.000 1,615.494 7,426.197 5,700.871 12-2026 0.000 162 0.0 0.000 0.000 0.000 0.000 1,044.411 8,470.608 6,321.438 12-2027 0.000 321 0.0 0.000 0.000 0.000 0.000 3,494.616 11,965.224 8,179.949 12-2028 0.000 524 0.0 0.000 0.000 0.000 0.000 5,583.218 17,548.441 10,902.057 12-2029 0.000 727 0.0 0.000 0.000 0.000 0.000 8,226.217 25,774.660 14,555.536 12-2030 0.000 778 0.0 0.000 0.000 0.000 0.000 7,889.167 33,663.828 17,761.477 12-2031 0.000 786 0.0 0.000 0.000 0.000 0.000 4,973.022 38,636.848 19,594.938 12-2032 0.000 907 0.0 0.000 0.000 0.000 0.000 4,212.112 42,848.961 21,002.816 12-2033 0.000 1028 0.0 0.000 0.000 0.000 0.000 4,168.947 47,017.906 22,270.016 12-2034 0.000 1139 0.0 0.000 0.000 0.000 0.000 3,682.762 50,700.672 23,288.916 12-2035 0.000 1152 0.0 0.000 0.000 0.000 0.000 3,010.714 53,711.383 24,046.412 12-2036 0.000 1160 0.0 0.000 0.000 0.000 0.000 2,645.753 56,357.137 24,650.096 12-2037 0.000 1398 0.0 0.000 0.000 0.000 0.000 12,179.286 68,536.422 27,142.635 12-2038 0.000 1714 0.0 0.000 0.000 0.000 0.000 27,168.438 95,704.867 32,265.156 12-2039 0.000 1985 0.0 0.000 0.000 0.000 0.000 25,828.973 121,533.844 36,704.074 S Tot 0.000 0.000 0.000 0.000 0.000 121,533.844 121,533.844 36,704.074 After 0.000 0.000 0.000 0.000 0.000 363,140.875 484,674.688 65,767.922 Total 0.000 0.000 0.000 0.000 0.000 484,674.688 484,674.688 65,767.922 Percent Cum. Disc.______________________ 8.00 91,300.711 10.00 65,768.031 12.00 48,811.773 14.00 37,244.691 16.00 29,154.980 18.00 23,363.473______________________ 12 Months in first year 59.000 Year Life (01/2080)